Exhibit 23.9


                              ACCOUNTANTS' CONSENT

The Board of Directors of MeriStar Hospitality Corporation:


           We consent to the use of our report dated February 7, 1997 related to the balance sheets of MCV Venture, LLC as of December 31, 1996 and 1995 and the related statements of operations, members' equity (deficit), and cash flows for the years then ended incorporated herein by reference into Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-66229) of MeriStar Hospitality Corporation and to the reference to our firm under the heading "Experts" in the Registration Statement.


Dallas, Texas                                   /s/ King Griffin & Adamson  P.C.
November 10, 1998




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